Exhibit 15.2

[Han Kun Law Offices Letterhead]

April 29, 2016

iDreamSky Technology Limited

16/F, A3 Building, Kexing Science Park

15 Keyuan Road North, Nanshan District

Shenzhen, Guangdong, 518057

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—B. Business Overview—Regulation” in iDreamSky Technology Limited’s Annual Report on Form 20-F for the year ended December 31, 2015 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2016, and further consent to the incorporation by reference into the Registration Statement on Form S-8 (File No.: 333-200696) filed on December 3, 2014 pertaining to iDreamSky Technology Limited’s 2012 Share Incentive Plan and 2014 Share Incentive Plan of the summary of our opinion under the headings “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—B. Business Overview—Regulation” in the Annual Report. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

Sincerely yours,

/s/ Han Kun Law Offices
Han Kun Law Offices